UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 23, 2011, the Compensation Committee of the Board of Directors reached an agreement with each of Mr. Bruce Johnson, Executive Vice President Design and Construction, and Mr. Mark Kartarik, Executive Vice President and President of the Company’s Franchise Division regarding the termination of employment of each executive officer effective June 30, 2011.  In addition, the Compensation Committee of the Board of Directors reached an agreement with respect to a separation arrangement with each of Mr. Kartarik and Mr. Johnson, and an agreement with Mr. Johnson for a post-employment consulting arrangement following his termination of employment with the Company to commence effective July 1, 2011. The basic terms of the separation agreements and the post-employment consulting agreement are summarized below.

Summary of Material Provisions of Separation and Consulting Agreements.

The proposed terms for Mr. Kartarik’s separation agreement are as follows:

Separation.  In exchange for and conditioned on the Company’s receipt of a general release of legal claims and a non-disparagement agreement, Mr. Kartarik will receive a separation payment equal to two times his current annual base salary to be paid monthly for a two year period beginning July 1, 2011.  Mr. Kartarik will also receive health insurance coverage for himself and his spouse for a two year period, as well as a $50,000 lump sum payment in lieu of all other Company-provided employee benefits.

The proposed terms for Mr. Johnson’s separation and post-employment consulting agreements are as follows:

Separation.  In exchange for and conditioned on the Company’s receipt of a general release of legal claims and a non-disparagement agreement, Mr. Johnson will receive a lump sum separation payment equal to his annual base salary to be paid July 15, 2011.  Mr. Johnson will also receive health insurance coverage for himself and his spouse for a one year period.

Post-Employment Consulting. Mr. Johnson will remain as a consultant to the Company after his termination of employment with the Company.

•  Consulting Period. One year, with successive one year renewal periods at the option of both parties, provided that effective July 1, 2012, the agreement will be terminable upon ninety (90) days written notice by either party.

•  Duties. Mr. Johnson is a registered architect in each of the fifty states.  He will remain so registered and he will provide architectural services to the Company to include, without limitation, store planning, review, modification and certification of construction documents for new and remodeled stores during the Consulting Period, as well as certification of any forms and letters as required.

•  Compensation. An annual fee of $250,000 paid monthly during the Consulting Period for so long as he provides consulting services to the Company. In addition to the consulting fee, Mr. Johnson will receive (i) a $25,000 allowance for payment of reasonable travel and business expenses incurred in connection with the performance of services for the Company during the Consulting Period, and (ii) reimbursement for maintenance of professional liability insurance.  These compensatory terms were approved following a review by the Compensation Committee of market data based on the services to be provided.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: June 27, 2011	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary